GREAT-WEST LIFECO INC.

                                    RELEASE


Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                         TSX:GWO

              Great-West Lifeco reports third quarter 2004 results

Winnipeg, October 28, 2004 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders, excluding restructuring charges related to the acquisition of Canada Life Financial Corporation (CLFC), of $1,207 million for the nine months ended September 30, 2004, compared to $850 million reported a year ago, an increase of 42%. On a per share basis, reflecting the third quarter subdivision of Lifeco common shares, this represents $1.35 per common share for 2004, an increase of 24%, compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for 2004 was $1,191 million.

For the three months ended September 30, 2004, net income attributable to common shareholders, excluding restructuring charges, was $417 million, an increase of 24% compared to $336 million for 2003, or $0.47 per common share, an increase of 21% compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for the quarter was $414 million.

Lifeco experienced solid growth overall in the third quarter, with strong operating results in all major business segments and significant growth in net income attributable to common shareholders.

Highlights
o For the third quarter of 2004, common shareholder net income, excluding restructuring charges, increased 24% compared to the third quarter of 2003.
o Return on common shareholders' equity, excluding restructuring costs, was 20.3% for the twelve months ended September 30, 2004.
o Earnings per common share, for the third quarter of 2004, excluding restructuring charges, increased 21% compared to a year ago.
o Assets under administration at September 30, 2004 totalled $162.3 billion, up $3.1 billion from December 31, 2003 levels.
o Quarterly dividends declared were 18.125(cent) per common share payable December 31, 2004. Dividends paid on common shares for the first nine months of 2004 were 21% higher than a year ago.

Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

The results for 2004 include the effects of the Canada Life Financial Corporation (CLFC) acquisition, which closed on July 10, 2003. The comparative figures for 2003 do not include the results of CLFC for the period January 1 to July 9, 2003.


Canada

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2004 increased 34% to $496 million from $371 million at September 30, 2003. For the third quarter of 2004, earnings were up 17% to $168 million, compared to $144 million a year ago.

Total premiums and deposits for the nine months ended September 30, 2004 were $11.3 billion, an increase of $4.3 billion over 2003. Fee income for the period increased $145 million.

In addition to the inclusion of CLFC business for all of 2004, results reflect strong operating earnings for Great-West, London Life and Canada Life, including significant increases in segregated funds deposits and growth in assets.

Total assets under administration at September 30, 2004 were $81.6 billion, up $5.3 billion from December 31, 2003 levels, with increases in general funds of $2.0 billion and in segregated funds of $3.3 billion.


Europe

Consolidated net earnings of the European segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2004 were $245 million compared to $58 million at September 30, 2003. For the third quarter of 2004, earnings were $92 million, up from $35 million a year ago.

Total premiums and deposits for the nine months ended September 30, 2004 were $6.6 billion, an increase of $3.0 billion over 2003. Fee income for the nine months ended September 30, 2004 was $268 million.

The changes are almost entirely due to the inclusion of CLFC results for all of 2004.

Total assets under administration at September 30, 2004 were $35.3 billion, essentially unchanged from December 31, 2003 levels, with decreases in general funds of $1.4 billion and increases in segregated funds of $0.9 billion.


United States

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the nine months ended September 30, 2004 were $470 million compared to $427 million at September 30, 2003. For the third quarter of 2004, earnings were $157 million, down slightly from $163 million a year ago.

Total premiums and deposits for the nine months ended September 30, 2004 were US $5.9 billion, a decrease of US $596 million from 2003. Premiums and deposits for Healthcare continue to reflect the impact of reinsurance transactions undertaken in 2003 and 2004, related to the acquisition of Canada Life. Premiums and deposits for Financial Services retirement products increased over 2003.

Fee income for the nine months ended September 30, 2004 was US $674 million, an increase of US $41 million compared to a year ago.

Total assets under administration at US $36.0 billion at September 30, 2004 were relatively unchanged from December 31, 2003 levels.


CORPORATE

Corporate net earnings for Lifeco, attributable to common shareholders, were a net charge of $20 million for the nine months ended September 30, 2004, and a net charge of $3 million for the third quarter of 2004. These results are comprised of restructuring costs related to the CLFC acquisition and U.S. withholding tax incurred by Lifeco in the course of receiving dividends from U.S. subsidiaries.


Quarterly Dividends

At its meeting today, the Board of Directors approved a quarterly dividend of $0.18125 per share on the common shares of the Company payable December 31, 2004 to shareholders of record at the close of business December 3, 2004.

In addition, the Directors approved quarterly dividends on:

o    Series D First Preferred Shares $0.293750 per share;
o    Series E First Preferred Shares $0.30 per share;
o    Series F First Preferred Shares $0.36875 per share; and
o Initial dividend on Series G First Preferred Shares of $0.38466 per share payable December 31, 2004 to shareholders of record at the close of business December 3, 2004.


Great-West Lifeco

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies, including Canada Life have more than $162 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.


Forward-Looking Information and Non-GAAP Financial Measures
This release may contain forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive. The reader is also cautioned to consider these and other factors carefully and not place undue reliance on forward-looking statements.

Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance excluding acquisition related restructuring charges. These are non-GAAP financial measures that do not have standard meanings and are not directly comparable to similar measures used by other issuers.


Further information
Selected financial information is attached.

Great-West Lifeco's third quarter analyst teleconference will be held Thursday, October 28, at 2:00 p.m. (Eastern). The call can be accessed through WWW.GREATWESTLIFECO.COM or by phone, through listen-only lines at:

 -----------------------

o    Participants in the Toronto area: 416-405-9328

o    Participants from North America: 1-800-387-6216

o Participants from Overseas: Dial international access code first, then 800-7664-7664.

A replay of the call will be available from October 28, until November 4, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3105529#).

Additional information relating to Lifeco, including most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), Annual Information Form (AIF) and CEO/CFO certificates will be filed on SEDAR at WWW.SEDAR.COM.


For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
MARLENE.KLASSEN@GWL.CA



                                              FINANCIAL HIGHLIGHTS (unaudited)
                                          (in $ millions, except per share amounts)

                                                              For the three months ended      For the nine months ended
                                                                September 30                    September 30
                                                            ------------------------------- -------------------------------
                                                            -----------------------------------------------------------------
                                                               2004      2003     % Change     2004       2003     % Change
-----------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Premiums:
Life insurance, guaranteed annuities and insured               $ 3,087   $ 3,064        1%    $ 10,438    $ 8,682      20%
   health products
Self-funded premium equivalents (ASO contracts) (1)              2,015     2,065       -2%       6,069      6,286      -3%
Segregated funds deposits:   (1)
   Individual products                                           1,146       984       16%       4,124      1,841     124%
   Group products                                                1,045     1,048        -%       5,131      3,023      70%
                                                            ------------------------------- -------------------------------
                                                            ------------------------------- -------------------------------
Total premiums and deposits                                      7,293     7,161        2%      25,762     19,832      30%
Bulk reinsurance - initial ceded premiums (2)                        -    (5,429)                    -     (5,429)
                                                            ------------------------------- -------------------------------
                                                            ------------------------------- -------------------------------
Net premiums and deposits                                        7,293     1,732                25,762     14,403
                                                            ------------------------------- -------------------------------
                                                            ------------------------------- -------------------------------

Fee and other income                                               555       498       11%       1,674      1,330      26%
Paid or credited to policyholders (2)                            3,387    (2,059)    -264%      11,489      4,222     172%
Net income attributable to:
   Preferred shareholders                                           15        15                    43         27      59%
   Common shareholders before restructuring costs (3)              417       336       24%       1,207        850      42%
   Restructuring costs after tax (3)                                 3        12                    16         12
   Common shareholders                                             414       324       28%       1,191        838      42%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Per Common Share (4)
Basic earnings before restructuring costs (3)                  $ 0.468   $ 0.386       21%     $ 1.352    $ 1.088      24%
Restructuring costs after tax (3)                                0.002     0.016      -88%       0.017      0.016       6%
Basic earnings after restructuring costs                         0.466     0.370       26%       1.335      1.072      25%
Dividends paid                                                 0.18125   0.14625       24%     0.50375    0.41625      21%
Book value                                                                                        8.99       8.25       9%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Return on common shareholders' equity (12 months):
   Net income before restructuring costs (3)                                                     20.3%      21.6%
   Net income                                                                                    20.1%      21.4%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
At September 30
Total assets                                                                                  $ 96,705   $ 99,083      -2%
Segregated funds assets  (1)                                                                    65,594     58,295      13%
                                                                                            -------------------------------
                                                                                            -------------------------------
Total assets under administration                                                            $ 162,299   $157,378       3%
                                                                                            ===============================
                                                                                            ===============================

Capital stock and surplus                                                                      $ 9,438    $ 8,518      11%

(1) Segregated funds deposits and self-funded premium equivalents (ASO contracts) The financial statements of a life insurance company do not include the assets, liabilities, deposits and withdrawals of segregated funds or the claims payments related to administrative services only (ASO) Group health contracts. However, the Company does earn fee and other income related to these contracts. Both segregated fund and ASO contracts are an important aspect of the overall business of the Company and should be considered when comparing volumes, size and trends.

(2) During the third quarter of 2003, as part of a risk rebalancing program related to the acquisition of Canada Life Financial Corporation (CLFC), a number of bulk reinsurance ceded contracts were executed by The Great-West Life Assurance Company (Great-West) and Great-West Life & Annuity Insurance Company (GWL&A) with third parties. Premiums related to the initial cession of in force policy liabilities were $5,429.

(3) Following the acquisition of CLFC by the Company, a plan was developed to restructure and exit selected operations of CLFC (see note 2 in the Company's interim financial statements). The costs include approximately $350 that was recognized as part of the purchase equation of CLFC, and $98 to be charged to income as it is incurred. Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance, excluding restructuring charges related to the acquisition of CLFC, and incurred during the period.

(4) Per Common Share computations have been adjusted to reflect the two-for-one subdivision of the Company's common shares effective October 6, 2004 (see note 13 in the Company's interim financial statements).

                                         SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
                                           (in $ millions, except per share amounts)

                                                          For the three months        For the nine months
                                                           ended September 30         ended September 30
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
                                                            2004         2003         2004          2003
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
Income
    Premium income                                           $ 3,087      $ 3,064      $ 10,438       $ 8,682
    Bulk reinsurance - initial ceded premiums                      -       (5,429)            -        (5,429)
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
                                                               3,087       (2,365)       10,438         3,253
    Net investment income                                      1,272        1,316         3,921         3,167
    Fee and other income                                         555          498         1,674         1,330
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
                                                               4,914         (551)       16,033         7,750
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Benefits and Expenses
    Paid or credited to policyholders and beneficiaries
         including policyholder dividends and                  3,387       (2,059)       11,489         4,222
         experience refunds
    Commissions                                                  297          288           902           621
    Operating expenses                                           543          607         1,699         1,439
    Restructuring costs (note 2)                                   8           21            26            21
    Premium taxes                                                 75           53           190           115
    Amortization of finite life intangible assets (note 3)         7            -            14             -
    Distribution on capital trust securities (note 5)              8           10            22            19
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income before income taxes                                   589          529         1,691         1,313

    Income taxes   - current                                     171          230           375           474
                   - future                                      (30)         (75)           33           (98)
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income before non-controlling interests                      448          374         1,283           937

Non-controlling interests (note 5)                                19           35            49            72
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income                                                     $ 429        $ 339       $ 1,234         $ 865
                                                        ======================================================
                                                        ======================================================

Earnings per common share (note 10)

    Basic                                                    $ 0.466      $ 0.370       $ 1.335       $ 1.072
                                                        ======================================================
                                                        ======================================================

    Diluted                                                  $ 0.462      $ 0.366       $ 1.323       $ 1.061
                                                        ======================================================
                                                        ======================================================

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Summary of Net Income

    Preferred shareholder dividends                             $ 15         $ 15          $ 43          $ 27

    Net income - common shareholders                             414          324         1,191           838
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

    Net income                                                 $ 429        $ 339       $ 1,234         $ 865
                                                        ======================================================
                                                        ======================================================

    Average number of shares outstanding - basic (note 10)                          892,383,806   781,657,210
    Average number of shares outstanding - diluted (note 10)                        900,502,985   789,475,204

                                            CONSOLIDATED BALANCE SHEET (unaudited)
                                                        (in $ millions)

                                                                 September 30,       December 31,    September 30,
                                                                   2004               2003               2003
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------
Assets

Bonds                                                               $ 55,691           $ 54,208           $ 54,721
Mortgage loans                                                        14,803             15,088             15,091
Stocks                                                                 3,343              3,199              3,019
Real estate                                                            1,581              1,594              1,649
Loans to policyholders                                                 6,628              6,566              6,605
Cash and certificates of deposit                                       2,269              2,461              3,458
Funds withheld by ceding insurers                                      2,283              4,142              4,655
Premiums in course of collection                                         424                448                560
Interest due and accrued                                                 910                882                945
Future income taxes                                                      396                482                312
Goodwill (note 3(a))                                                   5,328              5,265              4,934
Intangible assets (note 3(b))                                          1,508              1,398              1,424
Other assets                                                           1,541              1,718              1,710
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------

Total assets                                                        $ 96,705           $ 97,451           $ 99,083
                                                              ===============     ==============     ==============
                                                              ===============     ==============     ==============

Liabilities

Policy liabilities
   Actuarial liabilities                                            $ 66,411           $ 66,999           $ 68,137
   Provision for claims                                                1,002              1,092              1,126
   Provision for policyholder dividends                                  553                544                597
   Provision for experience rating refunds                               668                840                946
   Policyholder funds                                                  2,094              2,023              2,138
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------
                                                                      70,728             71,498             72,944

Commercial paper and other loans (note 4)                              2,110              2,576              2,999
Current income taxes                                                     504                619                600
Funds held under reinsurance contracts                                 4,233              4,655              4,735
Future income taxes                                                       75                  -                  -
Other liabilities                                                      4,106              4,355              3,614
Repurchase agreements                                                    720                503                909
Net deferred gains on portfolio investments sold                       2,230              2,237              2,221
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------
                                                                      84,706             86,443             88,022

Non-controlling interests (note 5)                                     2,561              2,418              2,543

Capital Stock and Surplus

   Capital stock (note 6)                                              6,077              5,783              5,798
   Surplus                                                             3,664              2,993              2,817
   Provision for unrealized gain (loss) on translation
     of net investment in foreign operations                            (303)              (186)               (97)
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------
                                                                       9,438              8,590              8,518
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------

Liabilities, capital stock and surplus                              $ 96,705           $ 97,451           $ 99,083
                                                              ===============     ==============     ==============
                                                              ===============     ==============     ==============

                                              CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                                                                (in $ millions)


                                                                                                     For the nine months
                                                                                                     ended September 30
                                                                                                 ----------------------------
                                                                                                 ----------------------------
                                                                                                     2004           2003
                                                                                                 -------------   ------------
                                                                                                 -------------   ------------
Balance, beginning of year                                                                            $ 2,993        $ 2,382

Net income                                                                                              1,234            865

Change in accounting policy (note 1(b))                                                                    (4)             -

Contributed surplus - Stock option expense
      Change in accounting policy (note 1(b))                                                               5              -
      Current year expense (note 7)                                                                         6              -

Repatriation of Canada Life seed capital from participating policyholder account (note 5 (b))              21              -

Share issue costs - preferred shares                                                                       (6)             -

Redemption premium - preferred shares                                                                       -             (2)

Common share cancellation excess                                                                          (92)           (72)

Dividends to shareholders
      Preferred shareholders                                                                              (43)           (27)
      Common shareholders                                                                                (450)          (329)
                                                                                                 -------------   ------------
                                                                                                 -------------   ------------

Balance, end of period                                                                                $ 3,664        $ 2,817
                                                                                                 =============   ============


                                             CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                                                                 (in $ millions)

                                                                     For the three months              For the nine months
                                                                      ended September 30                ended September 30
                                                                -------------------------------- ---------------------------------
                                                                -------------------------------- ---------------------------------
                                                                     2004             2003            2004              2003
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
Operations
   Net income                                                            $ 429            $ 339         $ 1,234             $ 865
   Adjustments for non-cash items:
      Change in policy liabilities                                      (1,507)          (3,685)            173            (3,756)
      Change in funds withheld by ceding insurers                        1,589              (38)          1,859               131
      Change in funds held under reinsurance contracts                       -            4,735               -             4,735
      Change in current income taxes payable                               105               88            (113)              145
      Future income tax expense                                            (30)             (75)             33               (98)
      Other                                                                164             (309)           (612)              266
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
Cash flows from operations                                                 750            1,055           2,574             2,288

Financing Activities
   Issue of common shares                                                    3            1,025              18             1,033
   Issue of preferred shares                                               300                -             300                 -
   Purchased and cancelled common shares                                   (29)             (33)           (117)              (86)
   Redemption of preferred shares                                            -             (102)              -              (102)
   Issue of debentures                                                       -                -               -               600
   Repayment of commercial paper and other loans                            (2)             986              (4)              983
   Partial repayment of five year term facility (note 4)                  (250)               -            (450)                -
   Share issue costs                                                        (5)               -              (5)                -
   Debenture issue costs                                                     -                -               -                (6)
   Dividends paid                                                         (177)            (146)           (493)             (356)
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
                                                                          (160)           1,730            (751)            2,066

Investment Activities
   Bond sales and maturities                                             7,454           11,852          27,657            26,688
   Mortgage loan repayments                                                599              676           1,700             1,317
   Stock sales                                                             294              264             944               560
   Real estate sales                                                         9              290              64               466
   Change in loans to policyholders                                         27             (381)           (165)             (454)
   Change in repurchase agreements                                         154              663             257               466
   Reinsurance transactions                                                  3                -            (433)                -
   Investment in Canada Life Financial Corporation                           -           (1,862)              -            (1,862)
   Investment in subsidiaries                                                -              170               -               170
   Investment in bonds                                                  (8,279)         (10,993)        (29,449)          (27,419)
   Investment in mortgage loans                                           (590)          (1,023)         (1,405)           (1,329)
   Investment in stocks                                                   (308)            (158)         (1,098)             (372)
   Investment in real estate                                               (20)             (20)            (87)              (39)
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
                                                                          (657)            (522)         (2,015)           (1,808)

Increase (decrease) in cash and certificates of deposit                    (67)           2,263            (192)            2,546

Cash and certificates of deposit, beginning of period                    2,336            1,195           2,461               912
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------

Cash and certificates of deposit, end of period                        $ 2,269          $ 3,458         $ 2,269           $ 3,458
                                                                ===============  =============== ===============   ===============
                                                                ===============  =============== ===============   ===============

Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions, except per share amounts)

1.   Basis of Presentation and Summary of Accounting Policies

(a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at September 30, 2004 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2003, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2003.

(b)  New Accounting Requirements for 2004

     Stock Based Compensation

     Effective January 1, 2004, the Canadian Institute of Chartered Accountants
     (CICA) Handbook Section 3870 Stock-Based Compensation and Other Stock-Based Payments was amended to require expense treatment of all stock based compensation and payments at grant date for options granted beginning on or after January 1, 2002. This change in accounting policy has been applied retroactively without restatement of prior years' financial statements and, results in a charge of $4 to shareholders' surplus, a charge of $1 to non-controlling interests and an increase in contributed surplus of $5.

     Interim Financial Statements

     Effective June 30, 2004, the CICA Handbook Section 1751 Interim Financial Statements was amended to require disclosure of the total benefit cost for employee future benefits. This change in accounting policy has been applied prospectively (see note 9).

(c) Certain of 2003 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.



2.   Restructuring Costs

     Following the acquisition of Canada Life Financial Corporation (CLFC) on July 10, 2003, the Company developed a plan to restructure and integrate the operations of CLFC with its wholly owned subsidiaries The Great-West Life Assurance Company (Great-West), London Life Insurance Company (London
     Life) and Great-West Life & Annuity Insurance Company (GWL&A). Costs are expected to be incurred as a result and consist primarily of exit and consolidation activities involving operations, facilities, systems and compensation costs. These costs are included in the Summary of Consolidated Operations in the line restructuring costs and included in the Corporate segment (note 12).

     Significant administrative activities performed by CLFC prior to July 10, 2003 are being exited, restructured and integrated with the activities performed by Great-West, London Life and GWL&A. In Canada, selected administrative functions, facilities and systems are being restructured and integrated with Great-West and London Life functions. These activities are expected to be substantially completed by the end of 2005. In Europe, selected administrative functions, facilities and systems are being restructured and non-strategic international operations and locations are being exited. These activities are expected to be substantially completed by the end of 2005. In the United States, selected administrative functions, facilities and systems are being restructured and integrated with GWL&A functions. These activities are expected to be substantially completed by the end of 2004.
     Expected total restructuring costs were revised during the second quarter of 2004 from $497 to $448. The revised expected total restructuring costs primarily reflect lower compensation costs being incurred. The costs include approximately $350 that was recognized as part of the finalization of the allocation of the purchase equation of CLFC, a reduction of $62 from December 31, 2003 estimate of $412. Costs of approximately $98 are expected to be charged to income as incurred, an increase of $13 from December 31, 2003 estimate of $85.

     The following details the amount and status of restructuring and exit program costs for the period ended September 30, 2004:




                                                Expected       Amounts         Amounts       Total amounts         Balance
                                              total costs   utilized - 2003 utilized - 2004    utilized       September 30, 2004
                                              ------------- --------------- -------------------------------------------------------
     Eliminating duplicate systems                   $ 128            $ 13            $ 41             $ 54                   $ 74
     Exiting and consolidating operations              115              28              40               68                     47
     Compensation costs                                205              84              76              160                     45
                                              ------------- --------------- --------------- ---------------------------------------
                                                     $ 448           $ 125           $ 157            $ 282                  $ 166
                                              ============= =============== =============== =======================================

     Accrued on acquisition                          $ 350            $ 94           $ 131            $ 225                  $ 125
     Expense as incurred                                98              31              26               57                     41
                                              ------------- --------------- --------------- ---------------------------------------
                                                     $ 448           $ 125           $ 157            $ 282                  $ 166
                                              ============= =============== =============== =======================================

     Canada                                          $ 356            $ 95           $ 127            $ 222                  $ 134
     Europe                                             47              13              11               24                     23
     United States                                      45              17              19               36                      9
                                              ------------- --------------- --------------- ---------------------------------------
                                                     $ 448           $ 125           $ 157            $ 282                  $ 166
                                              ============= =============== =============== =======================================

3.       Goodwill and Intangible Assets

            (a) Carrying value of goodwill and changes in carrying value of goodwill for the nine months ended September 30 are as follows:

                                                                               2004              2003
                                                                            ------------     --------------
            Balance, beginning of year                                           $5,265            $ 1,158
            Acquisition of subsidiary                                                 -                  3
            CLFC acquisition                                                          -              3,783
            Changes in allocation of purchase price of CLFC                          66                  -
            Changes in foreign exchange rates                                        (3)               (10)
                                                                            ------------     --------------
                                                                            ------------     --------------
            Balance, end of period                                               $5,328            $ 4,934
                                                                            ============     ==============


         The change in the allocation of the purchase price of CLFC consists of decreases in the values of invested and other assets acquired of $91, increases in the value of intangible assets of $127, increases in the value of policy liabilities assumed of $164 and decreases in the value of other liabilities assumed of $62.

         The Company has finalized its accounting for the CLFC acquisition. The Company will finalize the allocation of goodwill to the Company's major reportable segments during the fourth quarter of 2004.

       (b) Carrying value of intangible assets and changes in carrying value of intangible assets for the nine months ended September 30 are as follows:

                                                                               2004              2003
                                                                            ------------     --------------
            Balance, beginning of year                                           $1,398              $ 529
            CLFC acquisition                                                          -                895
            Changes in allocation of purchase price of CLFC                         127                  -
            Amortization of finite life intangible assets                           (14)                 -
            Changes in foreign exchange rates                                        (3)                 -
                                                                            ------------     --------------
                                                                            ------------     --------------
            Balance, end of period                                               $1,508            $ 1,424
                                                                            ============     ==============


         During 2004, as part of the revision of the allocation of the purchase price of CLFC the Company identified $127 of additional finite life intangible assets relating to distribution channels of CLFC. These finite life intangible assets are amortized on a straight-line basis over a period not exceeding 30 years.


4. Commercial Paper and Other Loans
                                                                             September 30,  December 31,   September 30,
                                                                                  2004          2003          2003
                                                                             ----------------------------- ------------
          Short Term
              Commercial paper and other short term borrowings with interest
                    rates from 1.7% to 2.0% (1.1% to 1.2% in 2003)                    $ 122         $ 124        $ 135
              Revolving credit in respect of reinsurance business with interest rates
                   from 1.8% to 2.5% maturing within one year (1.3% to 2.6% in 2003)     22            29           33
              One year bank facility at rates of 3.2% to 5.0%                             -             -          394
                                                                             ----------------------------- ------------
          Total Short Term                                                              144           153          562
          Long Term
          Operating
              Other notes payable with interest of 8.0%                                  11            12           12
          Capital
          Lifeco
              Five year term facility at rates of: $118 at Canadian 91-day Bankers'
                   Acceptance; $31 at 91-day LIBOR rate                                 149           596          600
              6.75% Debentures due August 10, 2015, unsecured                           200           200          200
              6.14% Debentures due March 21, 2018, unsecured                            200           200          200
              6.74% Debentures due November 24, 2031, unsecured                         200           200          200
              6.67% Debentures due March 21, 2033, unsecured                            400           400          400
          CLFC
              Subordinated debentures due September 11, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to
                    the Canadian
                    90-day Bankers' Acceptance rate plus 1%                             275           278          278
              Series A subordinated debentures due December 11, 2013 bearing a fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the
                    Canadian 90-day Bankers' Acceptance rate plus 1%                    209           210          210
              Series B 6.40% Debentures due December 11, 2028, unsecured                101           101          101
          GWL&A
              7.25% Subordinated capital income securities redeemable by the
                    Company on or after June 30, 2004, due June 30, 2048,
                    unsecured (U.S.$175)                                                221           226          236
                                                                             ----------------------------- ------------
                                                                             ----------------------------- ------------
                                                                                      1,955         2,411        2,425
                                                                             ----------------------------- ------------
                                                                             ----------------------------- ------------
          Total Long Term                                                             1,966         2,423        2,437
                                                                             ----------------------------- ------------

          Total Commercial Paper and Other Loans                                    $ 2,110       $ 2,576      $ 2,999
                                                                             ============================= ============

During 2004 the Company repaid $450 principal amount of the five year term facility.

5.   Non-Controlling Interests

     The Company controlled a 100% equity interest in Great-West, London Life, The Canada Life Assurance Company (Canada Life) and GWL&A at September 30, 2004, December 31, 2003 and September 30, 2003. The non-controlling interests of GWL&A, Great-West, London Life, Canada Life and its subsidiaries are:

                                                             For the three months   For the nine months
                                                              ended September 30     ended September 30
                                                            ---------------------------------------------
                                                            ---------------------------------------------

     a)                                                       2004        2003       2004        2003
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
          Participating policyholder
                    Net income attributable to participating
                       policyholder before policyholder dividends
                         Great-West                              $ 25         $ 25      $ 74        $ 75
                         London Life                              142          170       420         458
                         Canada Life                               45           12       130          12
                         GWL&A                                     38           56       139         145

                    Policyholder dividends
                         Great-West                               (24)         (24)      (68)        (69)
                         London Life                             (131)        (139)     (389)       (404)
                         Canada Life                              (45)         (13)     (140)        (13)
                         GWL&A                                    (36)         (56)     (131)       (143)
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
                    Net income                                     14           31        35          61
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------

          Preferred shareholder dividends of subsidiaries           5            4        14          10

          Non-controlling interests in capital stock and surplus    -            -         -           1
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
          Total                                                  $ 19         $ 35      $ 49        $ 72
                                                            ========== ====================== ===========
                                                            ========== ====================== ===========

          Distribution on Great-West Life Capital Trust Securities$ 6          $ 6      $ 16        $ 16
          Distribution on Canada Life Capital Trust Securities      7            7        21           7
          Trust units held by consolidated group as
               temporary investments                               (5)          (3)      (15)         (4)
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
          Total                                                   $ 8         $ 10      $ 22        $ 19
                                                            ========== ====================== ===========
                                                            ========== ====================== ===========

b)    As at                                             September 30,   December 31,    September 30,
                                                            2004            2003            2003
                                                        -------------   ------------    -------------
                                                        -------------   ------------    -------------
      Participating policyholder
         undistributed surplus
                Great-West                                     $ 350          $ 345            $ 336
                London Life                                    1,014            985              959
                Canada Life                                       14             50               42
                GWL&A                                            204            202              211
                                                        -------------   ------------    -------------
                                                        -------------   ------------    -------------
                                                               1,582          1,582            1,548

      Preferred shareholders of subsidiaries                     369            370              371

      Trust units issued by Great-West Life Capital Trust        350            350              350
      Trust units issued by Canada Life Capital Trust            450            450              450
      Acquisition related fair market value adjustment            38             41               41
      Trust securities held by consolidated group
         as temporary investments                               (228)          (375)            (217)
                                                        -------------   ------------    -------------
                                                        -------------   ------------    -------------
                                                                 610            466              624
                                                        -------------   ------------    -------------
                                                        -------------   ------------    -------------
                                                             $ 2,561        $ 2,418          $ 2,543
                                                        =============   ============    =============




     On demutualization, $50 of seed capital was transferred from the shareholder account to the participating policyholder account of Canada Life. In accordance with the Conversion Proposal of The Canada Life Assurance Company and subject to approval by OSFI, the seed capital amount, together with a reasonable rate of return, may be transferred to the shareholder account if the seed capital is no longer required to support the new participating policies.

     During the second quarter of 2004, following OSFI approval, $21 of seed capital related to the Irish open block of the participating policyholder account, together with accrued interest of $5 (after tax), was transferred from the participating account to the shareholder account. The repatriation resulted in an increase in shareholder surplus of $21 and a decrease in non-controlling interests of $21.

6.   Capital Stock
     Authorized
         Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
          Unlimited Common Shares

     Issued and Outstanding
                                    September 30, 2004       December 31, 2003       September 30, 2003
                                  ------------------------------------------------ ------------------------
                                  -------------------------------------------------------------------------
                                     Number    Stated Value  Number     Stated Value  Number     Stated Value
                                  ------------------------------------- ------------------------ ----------
                                  ------------------------------------- ---------- ------------- ----------
     Preferred Shares:
     Series D, 4.70% Non-Cumulative
         First Preferred Shares      8,000,000      $ 200    8,000,000      $ 200     8,000,000      $ 200
     Series E, 4.80% Non-Cumulative
         First Preferred Shares     23,868,131        597   23,868,131        597    23,868,131        597
     Series F, 5.90% Non-Cumulative
         First Preferred Shares      7,957,006        199    7,957,006        199     7,957,006        199
     Series G, 5.20% Non-Cumulative
         First Preferred Shares     12,000,000        300            -          -             -          -
     Series 1, 5.00% Non-Cumulative
         Class A Preferred Shares    5,192,242        130    5,192,242        130     5,192,242        130
                                  ------------------------------------- ---------- ------------- ----------
                                  ------------------------------------- ---------- ------------- ----------
     Balance, end of period         57,017,379    $ 1,426   45,017,379    $ 1,126    45,017,379    $ 1,126
                                  ------------------------------------- ---------- ------------- ----------
                                  ------------------------------------- ---------- ------------- ----------

     Common Shares:

     Balance, beginning of year    446,561,962    $ 4,657  366,376,712    $ 1,552   366,376,712    $ 1,552
     Purchased and cancelled under
         Normal Course Issuer Bid   (2,359,900)       (24)  (3,853,600)       (32)   (2,213,700)       (15)
     Issued under Stock Option Plan  1,222,195         18      840,937         13       727,371         11
     Private placement                       -          -   23,964,213        900    23,964,213        900
     Issued on acquisition of CLFC           -          -   55,958,505      2,102    55,958,505      2,102
     Issued and exchange for vested
         CLFC options                        -          -    3,275,195        122     3,261,645        122

                                  ------------------------------------- ---------- ------------- ----------
                                  ------------------------------------- ---------- ------------- ----------

     Balance, end of period        445,424,257    $ 4,651  446,561,962    $ 4,657   448,074,746    $ 4,672
                                  ------------------------------------- ---------- ------------- ----------
                                  ------------------------------------- ---------- ------------- ----------
     Total Capital Stock                          $ 6,077                 $ 5,783                  $ 5,798
                                               ===========              ==========               ==========


     During the third quarter of 2004, the Company issued 12,000,000 Series G, 5.20% Non-Cumulative First Preferred Shares for a value of $300 or $25 per share. The shares are redeemable at the option of the Company on or after December 31, 2009.

     Subsequent to September 30, 2004 the Company's common shares were subdivided on a two-for-one basis (see note 13).

7.   Stock Based Compensation

     Under the Company's stock option plan, on a pre-split basis, 141,000 options were granted during the first quarter, 142,500 options were granted during the second quarter and 90,000 options were granted during the third quarter of 2004 (367,000 options were granted during the first quarter, 131,750 options were granted during the second quarter and 1,361,500 options were granted during the third quarter of 2003). The weighted-average fair value of options granted during the nine months ended September 30, 2004 was $12.39 per option ($9.94 per option during the nine months ended September 30, 2003). The fair value of each option granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted for the nine months ended September 30, 2004 and September 30, 2003 respectively: dividend yield 2.679% (2.813%), expected volatility 24.66% (26.21%), risk-free interest rate 4.335% (5.065%), and expected life of 7 years (7 years).

     In accordance with the fair value based method of accounting, compensation expense has been recorded on the options granted under the Company's stock option plan since January 1, 2002 based on the fair value of the options granted, and amortized over the vesting period. Compensation expense of $5 million, after tax, has been recognized for the nine months ended September 30, 2004. For the nine months ended September 30, 2003, the intrinsic value based method of accounting was applied, and as a result, no compensation expense was recorded for options granted under the Company's plan. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan since January 1, 2002. The Company's net income for the nine months ended September 30, 2003 on this basis would have been reduced by $3 million.


8.   Reinsurance Transactions

     During the first quarter of 2004, the Company's indirect subsidiary, Canada Life, ceded 100% of its U.S. group insurance business to a third party on an indemnity reinsurance basis. The ceded premiums of $426 associated with the transaction have been recorded in the Summary of Consolidated Operations as a reduction of premium income with a corresponding reduction to the change in actuarial liabilities. For the Consolidated Balance Sheet, this transaction resulted in a reduction of cash and other assets of $436, a reduction of policyholder liabilities of $403, and a reduction of other liabilities of $33.



9.       Pension Plans and Other Post Retirement Benefits

     The total benefit costs included in benefits and expenses are as follows:

                                                                             For the three                 For the nine
                                                                             months ended                  months ended
                                                                          September 30, 2004            September 30, 2004
                                                                      ----------------------------   -------------------------
                                                                      ----------------------------   -------------------------
    Pension benefits                                                   $                       9     $                      38
    Other benefits                                                                             8                            36
                                                                      ----------------------------   -------------------------
                                                                      ----------------------------   -------------------------
    Total                                                              $                      17     $                      74
                                                                      ============================   =========================

10.   Earnings Per Common Share

      The following table provides the reconciliation between basic and diluted earnings per common share:

                                                   For the three months    For the nine months
                                                    ended September 30           ended September 30
                                                  -----------------------  -------------------------------
                                                  -----------------------  -------------------------------
                                                     2004        2003           2004            2003
                                                  ----------- -----------  --------------- ---------------
                                                  ----------- -----------  --------------- ---------------
      a)  Earnings
          Net income - common shareholders             $ 414       $ 324          $ 1,191           $ 838
                                                  =========== ===========  =============== ===============
                                                  =========== ===========  =============== ===============



      b) Average Number of Common Shares at September 30 (1)

          Average number of common shares outstanding                         892,383,806     781,657,210
          Add:

              -Potential exercise of outstanding stock options                  8,119,179       7,817,994
                                                                           --------------- ---------------
                                                                           --------------- ---------------

          Average number of common shares outstanding - diluted basis         900,502,985     789,475,204
                                                                           =============== ===============
                                                                           =============== ===============

      Earnings per Common Share

          Basic                                      $ 0.466     $ 0.370          $ 1.335         $ 1.072
                                                  =========== ===========  =============== ===============
                                                  =========== ===========  =============== ===============

          Diluted                                    $ 0.462     $ 0.366          $ 1.323         $ 1.061
                                                  =========== ===========  =============== ===============
                                                  =========== ===========  =============== ===============

     (1) Earnings per Common Share computations have been adjusted to reflect the two-for-one subsidivion of the Company's common shares effective October 6, 2004 (see note 13).

11. Commitments (changes since December 31, 2003 annual report)

     LRG has a syndicated letter of credit facility providing U.S. $1,100 in letters of credit capacity. At December 31, 2003 LRG had issued U.S. $925 in letters of credit under the facility. On January 5, 2004 two transactions resulted in the reduction of total issued letters of credit to U.S. $818.

     LRG has issued U.S. $764 in letters of credit as at September 30, 2004 for this facility. 12.

Segmented Information

     Effective for the second quarter of 2004 the Company has changed its major reportable segments by separating the former Canada/Europe segment into two segments, Canada and Europe. The segments reflect the management structure and organization of the Company. Comparative information has been separated on the same basis.

     The Canada segment includes the net consolidated Canadian operations of Great-West and its wholly owned subsidiaries CLFC and LIG. The Europe segment includes the net consolidated European and International operations of CLFC together with reinsurance operations of CLFC and LRG.




     Consolidated Operations :

             For the three months ended September 30, 2004


                                                                                           United        Lifeco
                                                             Canada         Europe         States       Corporate        Total
                                                          -------------  ------------   ------------  -------------  --------------
             Income:
               Premium income                                  $ 1,384       $ 1,176          $ 527            $ -         $ 3,087
               Net investment income                               622           231            419              -           1,272
               Fee and other income                                169            81            305              -             555
                                                                         ------------   ------------  -------------  --------------
                                                          -------------

             Total income                                        2,175         1,488          1,251              -           4,914
                                                          -------------  ------------   ------------  -------------  --------------

             Benefits and Expenses:
               Paid or credited to policyholders                 1,449         1,235            703              -           3,387
               Other                                               452           143            314              6             915
               Restructuring costs                                   -             -              -              8               8
               Amortization of finite life intangible assets         4             3              -              -               7
               Distribution on capital
                       trust securities                              8             -              -              -               8
                                                          -------------  ------------   ------------  -------------  --------------
             Net operating income
               before income taxes                                 262           107            234            (14)            589

             Income taxes                                           64            13             75            (11)            141
                                                          -------------  ------------   ------------  -------------  --------------

             Net income before non-controlling
                 interests                                         198            94            159             (3)            448

             Non-controlling interests                              15             2              2              -              19
                                                          -------------  ------------   ------------  -------------  --------------

             Net income                                          $ 183          $ 92          $ 157           $ (3)          $ 429
                                                          =============  ============   ============  =============  ==============



             Summary of Net Income

               Preferred shareholder dividends                    $ 15           $ -            $ -            $ -            $ 15
               Net income -  common shareholders                   168            92            157             (3)            414
                                                          -------------  ------------   ------------  -------------  --------------
             Net income                                          $ 183          $ 92          $ 157           $ (3)          $ 429
                                                          =============  ============   ============  =============  ==============

             For the three months ended September 30, 2003



                                                                                           United         Lifeco
                                                             Canada         Europe         States        Corporate        Total
                                                          -------------  ------------   ------------   -------------  --------------

             Income:
               Premium income                                  $ 1,315         $ 931          $ 818             $ -         $ 3,064
               Bulk reinsurance - initial
                       ceded premiums                           (2,716)            -         (2,713)              -          (5,429)
                                                          -------------  ------------   ------------   -------------  --------------
                                                                (1,401)          931         (1,895)              -          (2,365)
               Net investment income                               681           241            394               -           1,316
               Fee and other income                                147            61            290               -             498
                                                                         ------------   ------------   -------------  --------------
                                                          -------------

             Total income                                         (573)        1,233         (1,211)              -            (551)
                                                          -------------  ------------   ------------   -------------  --------------

             Benefits and Expenses:
               Paid or credited to policyholders                (1,271)        1,037         (1,825)              -          (2,059)
               Other                                               419           153            374               2             948
               Restructuring costs                                   -             -              -              21              21
               Amortization of finite life intangible assets         -             -              -               -               -
               Distribution on capital
                       trust securities                             10             -              -               -              10
                                                          -------------  ------------   ------------   -------------  --------------
             Net operating income
               before income taxes                                 269            43            240             (23)            529

             Income taxes                                           72             8             80              (5)            155
                                                          -------------  ------------   ------------   -------------  --------------

             Net income before non-controlling
                 interests                                         197            35            160             (18)            374

             Non-controlling interests                              38             -             (3)              -              35
                                                          -------------  ------------   ------------   -------------  --------------

             Net income                                          $ 159          $ 35          $ 163           $ (18)          $ 339
                                                          =============  ============   ============   =============  ==============




             For the nine months ended September 30, 2004



                                                                                          United        Lifeco
                                                             Canada         Europe        States       Corporate        Total
                                                          ------------   ------------  ------------- -------------  --------------

             Income:
               Premium income                                 $ 4,859        $ 4,361        $ 1,218           $ -         $10,438
               Net investment income                            1,892            752          1,277             -           3,921
               Fee and other income                               509            268            897             -           1,674
                                                                         ------------  ------------- -------------  --------------
                                                          ------------

             Total income                                       7,260          5,381          3,392             -          16,033
                                                          ------------   ------------  ------------- -------------  --------------

             Benefits and Expenses:
               Paid or credited to policyholders                5,152          4,635          1,702             -          11,489
               Other                                            1,363            445            975             8           2,791
               Restructuring costs                                  -              -              -            26              26
               Amortization of finite life intangible assets       10              4              -             -              14
               Distribution on capital
                       trust securities                            22              -              -             -              22
                                                          ------------   ------------  ------------- -------------  --------------
             Net operating income
               before income taxes                                713            297            715           (34)          1,691

             Income taxes                                         135             51            236           (14)            408
                                                          ------------   ------------  ------------- -------------  --------------

             Net income before non-controlling
                 interests                                        578            246            479           (20)          1,283

             Non-controlling interests                             39              1              9             -              49
                                                          ------------   ------------  ------------- -------------  --------------

             Net income                                         $ 539          $ 245          $ 470         $ (20)        $ 1,234
                                                          ============   ============  ============= =============  ==============

             Summary of Net Income

               Preferred shareholder dividends                   $ 43            $ -            $ -           $ -            $ 43
               Net income -  common shareholders                  496            245            470           (20)          1,191
                                                          ------------   ------------  ------------- -------------  --------------
             Net income                                         $ 539          $ 245          $ 470         $ (20)        $ 1,234
                                                          ============   ============  ============= =============  ==============



             For the nine months ended September 30, 2003



                                                                                           United          Lifeco
                                                             Canada         Europe         States        Corporate        Total
                                                          -------------  -------------  -------------   ------------   -------------

             Income:
               Premium income                                  $ 3,592        $ 3,079        $ 2,011            $ -         $ 8,682
               Bulk reinsurance - initial
                       ceded premiums                           (2,716)             -         (2,713)             -          (5,429)
                                                                         -------------  -------------   ------------   -------------
                                                          -------------
                                                                   876          3,079           (702)             -           3,253
               Net investment income                             1,550            529          1,088              -           3,167
               Fee and other income                                364             61            905              -           1,330
                                                                         -------------  -------------   ------------   -------------
                                                          -------------

             Total income                                        2,790          3,669          1,291              -           7,750
                                                          -------------  -------------  -------------   ------------   -------------

             Benefits and Expenses:
               Paid or credited to policyholders                 1,151          3,432           (361)             -           4,222
               Other                                               997            168          1,008              2           2,175
               Restructuring costs                                   -              -              -             21              21
               Amortization of finite life intangible assets         -              -              -              -               -
               Distribution on capital
                       trust securities                             19              -              -              -              19
                                                          -------------  -------------  -------------   ------------   -------------
             Net operating income
               before income taxes                                 623             69            644            (23)          1,313

             Income taxes                                          156              7            218             (5)            376
                                                          -------------  -------------  -------------   ------------   -------------

             Net income before non-controlling
                 interests                                         467             62            426            (18)            937

             Non-controlling interests                              69              4             (1)             -              72
                                                          -------------  -------------  -------------   ------------   -------------

             Net income                                          $ 398           $ 58          $ 427          $ (18)          $ 865
                                                          =============  =============  =============   ============   =============



             Summary of Net Income

               Preferred shareholder dividends                    $ 27            $ -            $ -            $ -            $ 27
               Net income -  common shareholders                   371             58            427            (18)            838
                                                          -------------  -------------  -------------   ------------   -------------
             Net income                                          $ 398           $ 58          $ 427          $ (18)          $ 865
                                                          =============  =============  =============   ============   =============

13.  Subsequent Event

     On September 24, 2004, the shareholders of the Company approved a subdivision of the Company's common shares on a two-for-one basis. The subdivision, which was effective October 6, 2004, increased the number of common shares outstanding on October 6, 2004 from 445,401,757 to 890,803,514. Had the subdivision been effective September 30, 2004, the number of common shares outstanding on September 30, 2004 would have increased from 445,424,257 to 890,848,514.